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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JUNE 5, 2002


                          ACCREDO HEALTH, INCORPORATED
             (Exact name of registrant as specified in its charter)


         DELAWARE                     000-25769                 62-1642871
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)


                            1640 CENTURY CENTER PKWY
                                   SUITE 101
                            MEMPHIS, TENNESSEE 38134
                    (Address of Principal Executive Offices)

                                 (901) 385-3688
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

         Accredo Health, Incorporated and Bank of America, N.A. and Banc of America Securities LLC have amended their financing commitment letter to increase the anticipated senior secured credit facility from an aggregate of $275 million to an aggregate of $325 million. As part of such increase, the revolving credit facility would be increased from $75 million to $125 million. The two term loan facilities would remain the same, one in the amount of $75 million and one in the amount of $125 million. The terms of the financing commitment letter are otherwise unchanged, which are summarized under the heading "The Acquisition/Sale of the SPS Business -- Potential Financing" contained in Accredo's Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-82396) filed on May 10, 2002. In addition, the Accredo Unaudited Pro Forma Condensed Financial Statements in this registration statement would not change as a result of this increase in the commitment letter since they are based on the amount of the credit facility anticipated to be used by Accredo to finance the acquisition, and not on the total amount of the proposed credit facility.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ACCREDO HEALTH, INCORPORATED
                                    (Registrant)


Date:   June 7, 2002               By:      /s/ Thomas W. Bell, Jr.
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                                      Thomas W. Bell, Jr.
                                      Senior Vice President and
                                      General Counsel


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